Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Oconee Federal Financial Corp. (the “Company”) on Form 10-Q for the period ended December 31, 2012 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, T. Rhett Evatt, President and Chief Executive Officer of the Company, and Curtis T. Evatt, Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ T. Rhett Evatt
Date: February 12, 2013
T. Rhett Evatt
President and Chief Executive Officer

/s/ Curtis T. Evatt
Date: February 12, 2013
Curtis T. Evatt
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Oconee Federal Financial Corp. and will be retained by Oconee Federal Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.